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                                                                  EXHIBIT 10.(o)

                               SERVICES AGREEMENT

This Services Agreement ("Agreement") is made this first day of June, 2002, ("Effective Date") by and between ING Life Insurance and Annuity Company, an insurance company organized and existing under the laws of the state of Connecticut ("Company"), and ING Financial Advisers, LLC, a broker-dealer organized and existing under the laws of the state of Delaware ("Service Provider").

                                    RECITALS

      WHEREAS, Service Provider is a broker-dealer registered with and a member of the National Association of Securities Dealers and a investment advisor registered with the Securities and Exchange Commission with experience and expertise in broker-dealer and financial advisory services and investment; and

      WHEREAS, Service Provider possesses certain resources, including experienced personnel, facilities and equipment, which enables it to provide certain administrative, management, professional, advisory, consulting and other services to the others ("Services"); and

      WHEREAS, Company desires to obtain certain services from Service Provider as described herein for the benefit if its customers;

      WHEREAS, each party contemplates that such an arrangement will achieve operating economies, synergies and expense savings, and improve services to the benefit of its policyholders or contractholders; and

      NOW, THEREFORE, in consideration of these premises and of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

      1.    SERVICES.

            (a) Subject to the terms, conditions, and limitations of this Agreement, the Service Provider will perform for the Company such of the Services described in Exhibit A, attached hereto and incorporated herein by this reference, as the Company may from time to time request.

            (b) The Service Provider shall employ all operating and management personnel necessary to provide the Services required by this Agreement. The Service Provider shall also maintain such facilities and equipment and arrange for provision of services by third parties as it deems reasonably necessary in order to provide the Services required by the Agreement.

            (c) The Service Provider shall keep and maintain or cause to be kept and maintained full and complete documentation and records related to the Services provided including the accounting necessary to support charges for Services. The Service Provider shall maintain custody of said documentation and records and shall make them available to the Company and the appropriate insurance regulator of the Company upon request.

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      2.    CHARGES FOR SERVICES.

            (a) It is the intention of the parties that the charges for the Services provided under this Agreement be determined in accordance with fair and reasonable standards and that no party realize a profit nor incur a loss as a result of the Services rendered pursuant to this Agreement.

            (b) The Company agrees to reimburse the Service Provider for all direct costs incurred on behalf of the Company and for all indirect costs which may be charged to the Company as follows:

                  (i) "Direct Costs" include costs incurred by the Service Provider for Services provided directly to the Company, including but not limited to: (a) All costs incident to any employee or employees who are employed in rendering Services to the Company, such as salary, payroll taxes, and benefits and (b) the cost of other reasonable and necessary business expenses incurred by employees who are employed in rendering Services to the Company such as training, travel and lodging. Direct Costs shall be charged in accordance with reasonable functional cost studies and/or other information and methodologies used by the Service Provider for internal cost distribution including, where appropriate, an analysis of time spent by each employee providing Services to the Company and/or the percentage of administrative systems utilized. Data for this analysis will be collected through tracking of unit costs of Services, through time studies conducted periodically, or through other methods consistent with customary insurance accounting practices consistently applied. Annually, the bases for determining direct costs shall be modified and adjusted by mutual agreement of the Service Provider and the Company, where necessary or appropriate, to fairly and equitably reflect the actual cost incurred by the Service Provider on behalf of the Company.

                  (ii) "Indirect Costs" include all other costs incurred by the Service Provider in rendering Services to the Company, including but not limited to the cost of rent or depreciation of office space, utilities, office equipment, and supplies utilized by employees who are employed in rendering Services to the Company. Indirect costs shall be charged to the Company based on the proportion of total direct costs chargeable to the Company under subparagraph (i), herein. In other words, if the direct costs chargeable to the Company represents 20% of the Service Provider's total direct costs, then 20% of the Service Provider's indirect costs will be charged to the Company.

            (c) The charges for Direct Costs and Indirect Costs referred to above shall be made by the Service Provider on a monthly, quarterly or annual basis as appropriate for the particular Service. Payment of such charges shall be made within 30 days after tender.

            (d) In the event the Service Provider or the Company should discover upon review of its accounting by its internal auditors, independent auditor, any state insurance department, or other regulatory agency, that an amount charged for Services provided hereunder was erroneous, the party discovering the error will give prompt notice of such error to the affected party under this Agreement. Such notice shall contain a description of the accounting error, corrective action and supporting documentation. Any amounts owing as a result of the correction shall be paid within sixty (60) days after notice has been given.

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            (e)   The Company shall have the right to inspect and audit, upon reasonable notice to the Service Provider, all books and records of the Service Provider related to the provision of the Services so as to verify the accuracy of all expenses reimbursed under this Agreement.

      3.    TERM.

      This Agreement shall be effective as of the Effective Date, and shall end on the 31st day of December, 2002. This Agreement shall be automatically renewed on the first day of each calendar year thereafter for a twelve-month period under the same terms and conditions, subject to the provisions for termination set forth herein.

      4.    TERMINATION.

      This Agreement may be terminated by the Service Provider or by the Company by providing thirty (30) days' written notice to that effect addressed to the other party. Any Services provided following the effective date of termination which, by their nature, continue after termination shall be provided under the same terms and conditions which prevailed at the time of such notice.

      5.    STANDARD OF SERVICE.

      The Service Provider shall perform the Services in a competent and professional manner according to standards agreed upon by the Service Provider and the Company. The Service Provider agrees that it will exercise due diligence to abide by and comply with all laws, statutes, rules, regulations, and orders of any governmental authority in the performance of its Services under this Agreement. The Service Provider will conduct its business and perform its obligations in a manner which will not cause the possible revocation or suspension of the Company's Certificate(s) of Authority or cause the Company to sustain any fines, penalties, or other disciplinary action of any nature whatsoever.

      6.    LIMITATION OF AUTHORITY.

      The Company shall retain ultimate control and responsibility for all Services that it has delegated to the Service Provider under this Agreement. In no event shall the Services involve control of the management of the business and affairs of the Company. The Service Provider shall provide Services hereunder as an independent contractor, and shall act hereunder so as to assure the separate operating identity of the Company. While rendering Services to the Company pursuant to this Agreement, the Service Provider, its officers and employees shall not at any time or for any purpose be considered agents of the Company unless otherwise expressly agreed to by the parties. Under no circumstances shall the Services provided pursuant to this Agreement be deemed to be those of a third party administrator pursuant to any applicable state statutes.

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      7.    INDEMNIFICATION.

            (a) The Company hereby agrees to indemnify, defend and hold harmless the Service Provider, its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgements and awards, and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part out of any action taken by the Service Provider within the scope of its duties or authority hereunder, excluding only such of the foregoing as result from the negligence or willful acts or omissions of the Service Provider, its officers, directors, agents and employees. The provisions of this section shall survive termination of this Agreement.

            (b) The Service Provider hereby agrees to indemnify, defend and hold harmless the Company and its officers, directors and employees from and against any and all claims, demands, losses, liabilities, action, lawsuits and other proceedings, judgments and awards, fines and penalties, and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly, in whole or in part, out of the negligence or any willful act or omission of the Service Provider or of any of its officers, directors, agents or employees, in connection with this Agreement or the performance of the Service Provider's Services hereunder, or out of any action taken by the Service Provider beyond the scope of the Service Provider's duties or authority hereunder. The provisions of this section shall survive termination of this Agreement.

      8.    NOTICES.

      All notices, requests, and communications required or permitted under this Agreement shall be in writing and deemed given when addressed to the applicable address set forth in Exhibit B attached hereto and (i) delivered by hand to an officer of the other party, (ii) deposited with the U.S. Postal Service, as first-class certified or registered mail, postage prepaid, or (iii) deposited with an overnight courier. Any notice of a change of address shall be given in the same manner.

      9.    COOPERATION.

      Each party to this Agreement shall cooperate with the other party, and with appropriate governmental authorities (including, without limitation, the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

      10.   ARBITRATION.

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award may be entered in any Court having jurisdiction thereof.

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      11.   WAIVER.

      No waiver of any provision of this Agreement shall be deemed, or shall constitute, waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Failure of any party to exercise or delay in exercising any right or power granted under this Agreement shall not operate as a waiver of any such right or power.

      12.   MISCELLANEOUS.

      This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement of the parties hereto. This Agreement may be amended only by a written instrument executed by both parties. If any portion of this Agreement is invalid under any applicable statute or rule of law, it shall not affect the remainder of this Agreement which shall remain valid and binding. This Agreement shall be binding on the parties, their legal representatives and successors. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to principles of conflict of laws.

      13.   COUNTERPARTS.

      This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        ING Financial Advisers, LLC

                                        By:   /s/ Christina Lareau
                                              --------------------
                                        Name:     Christina Lareau
                                        Title:    Vice President

                                        ING Life Insurance and Annuity Company

                                        By:   /s/ Paula Cludray-Engelke
                                              -------------------------
                                        Name:     Paula Cludray-Engelke
                                        Title:    Secretary

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                                    Exhibit A

- Financial counseling and related counseling and education services to existing and potential policyholders, contractholders, certificate holders, beneficiaries, and other customers of Company, including in connection with payment of life benefit proceeds to beneficiaries of life insurance policies and related products.

- Administrative services, including customer service, establishment and maintenance of customer benefit accounts and information files, processing account payments, and tax reporting.

- Preparation of sales promotional items, advertising materials and training programs.

- Related financial and other reporting, including reconciliation of customer checkbook accounts with Company's general ledgers and tracking expenses related to claim payouts, administration of checkbook accounts and other expenses related to provision of the services, information and data processing services, and printing, record, file, mail and supply services.

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                                    Exhibit B
                              Addresses for Notice

      ING Financial Advisers, LLC
      151 Farmington Avenue
      Hartford, CT 06156

      ING Life Insurance and Annuity Company
      151 Farmington Avenue
      Hartford, CT 06156

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